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                                                                     Exhibit (j)



                        Consent of Independent Auditors





The Board of Directors and Shareholders
Aetna Variable Portfolios, Inc.:


We consent to the use of our reports dated February 8, 2002 on the statements of assets and liabilities, including the portfolios of investments, of Aetna Growth VP, Aetna International VP, Aetna Small Company VP, Aetna Value Opportunity VP, Aetna Technology VP, Aetna Index Plus Large Cap VP, Aetna Index Plus Mid Cap VP and Aetna Index Small Cap VP as of December 31, 2001, and the related statements of operations, statements of changes in net assets, and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No. 18, to Registration Statement (No. 333-05173) on Form N-1A under the Securities Act of 1933.

We also consent to the reference to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.


                                                        /s/  KPMG LLP


Hartford, Connecticut
April 17, 2002